UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 753-1490

NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 30, 2013, Chart Industries, Inc. was informed of the death of our director James M. Tidwell.  Mr. Tidwell died on May 30, 2013 due to illness.  As a long-term member of Chart’s Board of Directors, Mr. Tidwell served our stockholders with extraordinary dedication and commitment. We will miss his many contributions to our Board and its committees.
Mr. Tidwell served as a member of Chart's Board since July 2007. He was most recently a member of our Audit Committee and Nominations and Corporate Governance Committee.  Mr. Tidwell began his career in public accounting and later served in senior management positions and held directorships with several public companies, primarily in the energy industry. He spent the last twelve years of his career with Houston's WEDGE Group, retiring in October 2012 as Vice-Chairman and Chief Executive Officer. In addition to his exceptional intellect and substantial business experience, Mr. Tidwell was active in the battle against multiple sclerosis, serving as a director of the National MS Society and director of its local chapter in his hometown of Houston, Texas.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: June 4, 2013
By: /s/ Matthew J. Klaben Matthew J. Klaben Vice President, General Counsel and Secretary

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